Residential Funding Mortgage Securities I, Inc.
                                    Depositor

                         Residential Funding Corporation
                                 Master Servicer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S2

                         Supplement dated March 5, 2003
                                       to
                  Prospectus Supplement dated February 24, 2003
                                       to
                        Prospectus dated January 27, 2003

        Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the prospectus supplement dated February 24, 2003.

        The table entitled "Aggregate Realized Losses" on page S-61 of the prospectus supplement shall be replaced with the following table:


                            AGGREGATE REALIZED LOSSES

                                        PERCENTAGE OF PSA
   PERCENTAGE OF    LOSS
        SDA       SEVERITY
                 PERCENTAGE    0%     100%     300%    400%        500%
                 ----------    --
        100%        30%      1.15%    0.91%   0.62%   0.52%        0.44%
        200%        30%      2.25%    1.79%   1.22%   1.02%        0.87%
        300%        30%      3.32%    2.64%   1.80%   1.52%        1.29%
        400%        30%      4.35%    3.47%   2.37%   2.00%        1.70%



GMAC RFC SECURITIES                              BANC OF AMERICA SECURITIES LLC
                                  UNDERWRITERS


       This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

       Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until June 4, 2003.

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